Exhibit 5.1

Troutman Pepper Locke LLP 3000 Two Logan Square, Eighteenth and Arch Streets Philadelphia, PA 19103 troutman.com

June 11, 2026

Board of Directors

Peoples Financial Services Corp.

30 E D Preate Drive

Moosic, Pennsylvania 18507

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to Peoples Financial Services Corp., a Pennsylvania corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed as of the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), to register an aggregate of 148,304 shares of common stock, $2.00 par value per share, of the Company (“Common Stock,” and such shares to be registered, the “Shares”), which Shares may be issued by the Company pursuant to awards under the Peoples Financial Services Corp. 2023 Equity Incentive Plan, as amended (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any prospectus related thereto, other than as expressly stated herein with respect to the issuance of the Shares.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

Peoples Financial Services Corp. June 11, 2026 Page 2

We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Pennsylvania. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and when issued in accordance with the Plan (assuming that, upon any issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its articles of incorporation), will be legally issued, fully paid and non-assessable.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ Troutman Pepper Locke LLP

Troutman Pepper Locke LLP